UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 29, 2013

PREMIERE GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In March 2013, the compensation committee of the board of directors of Premiere Global Services, Inc. completed the design of a new annual long-term incentive, or LTI, program following a comprehensive study of our executive and director compensation programs by Aon Hewitt, the independent compensation consultant engaged by our compensation committee. On March 29, 2013, our compensation committee approved an LTI award of restricted stock to be granted on March 31, 2013 to each of our named executive officers pursuant to our new LTI program, as follows:

Named Executive Officer	Number of Performance-Based Restricted Shares	Number of Time-Based Restricted Shares
Boland T. Jones	125,900	125,900
David E. Trine	34,950	34,950
Theodore P. Schrafft	17,150	17,150
David M. Guthrie	27,300	27,300

With the implementation of our new LTI program, we eliminated our historical practice of granting triennial LTI equity awards and shifted to granting smaller, annual awards beginning in 2013. In addition, we eliminated “single trigger” vesting acceleration upon a change in control. Pursuant to our renewed commitment to pay-for-performance adopted last year, the annual equity awards for 2013 are divided equally between performance-based awards and time-based awards, which strengthens our prior practice that at least one-third of LTI shares be performance-based. Our compensation committee believes this allocation provides for a good alignment of incentives with company performance and a fair balance in the extent to which executive compensation is “at risk” both by being tied to the performance of our company’s business and to the value of our company’s shares.

The performance-based awards use a two-year performance period and are earned based on the Company’s achievement of a specified cumulative growth target in non-GAAP earnings per share from continuing operations, or non-GAAP EPS, over the performance period. Our compensation committee determined to use non-GAAP EPS as the sole performance target for our LTI performance-based equity awards for simplicity of administration and to incentivize our named executive officers to achieve maximum bottom line growth. Our compensation committee decided to incorporate non-GAAP EPS as the LTI performance target in order to diversify the LTI goals and eliminate overlap from our short-term incentive goals by incorporating an earnings component. In addition, we view non-GAAP EPS growth as a key long-term driver of total shareholder return.

Half of the performance-based LTI awards vest based on achievement of the two-year performance target and an equal number of shares vest a year following that determination, provided the named executive officer is still employed by us. Therefore, up to one-half of the performance-based shares will vest on the date of the first payroll following our fourth quarter and year-end earnings release for 2014, based upon the following sliding scale, with data between points interpolated on a straight-line basis:

LTI Performance Percentage of Target	Payout Percentage of Bonus Earned
<90%	0%
90%	70%
95%	85%
100%	100%

A number of shares equal to the number of shares that vested in that first tranche will vest on March 31, 2016, provided the named executive officer is still employed by us.

Consistent with past practice, the time-based LTI awards vest for Messrs. Jones and Schrafft in equal quarterly installments over three years and for Messrs. Trine and Guthrie in annual installments of 25%, 25% and 50%.

In the event of the termination of a named executive officer’s employment by reason of his death or disability, the vesting of the LTI awards will accelerate in full. In addition, such awards have a “double trigger” vesting acceleration upon a termination without cause or for good reason within twelve months of a change in control of the company. For Mr. Jones, any unvested time-based shares vest in full upon a termination without cause or for good reason. For Messrs. Schrafft, Trine and Guthrie, the next tranche of unvested time-based restricted shares vest upon the termination of the named executive officer’s employment by us without cause.

The foregoing description of the performance-based and time-based restricted stock agreements is qualified in its entirety by the full text of such agreements, the forms of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Form of Performance-Based Restricted Stock Agreement

Exhibit 10.2	Form of Time-Based Restricted Stock Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date: April 2, 2013	By:	/s/ Scott Askins Leonard
Scott Askins Leonard
Executive Vice President – Legal,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Form of Performance-Based Restricted Stock Agreement

Exhibit 10.2	Form of Time-Based Restricted Stock Agreement